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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                -----------------


                                    FORM 8-K


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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT of 1934

                                 April 30, 2002
                                 Date of Report

                                  T REIT, INC.
             (Exact name of registrant as specified in its charter)


        Virginia                        333-77229                52-2140299
----------------------------        ---------------         -------------------
(State or other jurisdiction      (Commission File No.)       (I.R.S. Employer
      of incorporation)                                      Identification No.)


                              1551 N. Tustin Avenue
                                    Suite 650
                           Santa Ana, California 92705
                    (Address of principal executive offices)



                                 (877) 888-7348
              (Registrant's telephone number, including area code)


                                       N/A
          (former name or former address, if changed since last report)

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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS.

Titan Building and Titan Plaza, San Antonio, Texas

         On April 17, 2002, T REIT, L.P., the operating partnership of T REIT, Inc. (the "Company") acquired a 48.5% tenant in common interest in the Titan Building and Titan Plaza, which are located in San Antonio, Texas. The Titan Building is a 103,762 square foot, six-story suburban office building. Titan Plaza is an adjoining 27,765 square foot single-story Class B suburban office building. The remaining undivided tenant in common interest in the building was purchased by NNN Titan Building & Plaza, LLC, an affiliate of the Company. Triple Net Properties, LLC, the advisor to the Company (the "Advisor") is the managing member of NNN Titan Building & Plaza, LLC. The seller was not an affiliate of the Company or the Advisor. The total purchase price of the building was $9,167,000. The Company also purchased an adjoining 2.034-acre parcel of land for a purchase price of $75,000 in cash. The land is owned 100% by the Company.

         The purchase was financed by La Salle National Bank, N.A. which provided a $6,000,000 first mortgage bridge loan at a spread of 3.25% over the London Inter Bank Offered Rate ("LIBOR") with a fixed amount applied to amortization of principal, based on a 30-year amortization schedule, due in two years. The purchasers locked the initial rate for 30 days at a spread of 3.25% over 30-day LIBOR. After the initial rate lock period, the purchasers may elect to lock the rate for periods ranging from one to six months at a spread of 3.25% over the applicable LIBOR. The Company's proportionate share of the purchase price was approximately $4,445,995 including $1,535,950 in cash and $2,910,000 in debt; however, the Company and NNN Titan Building & Plaza, LLC are jointly and severally liable for the full amount of the loan.

         The Company paid a proportionate share of costs and expenses for selecting, evaluating and acquiring this property, including surveys, appraisals, title insurance and escrow fees, legal and accounting fees and expenses, architectural and engineering reports, environmental and asbestos audits, travel and communication expenses, and other related expenses totaling approximately $94,000. The seller of the property paid a real estate commission of $250,000 to Triple Net Properties Realty, Inc., an affiliate of the Advisor.

         The Titan Building and Titan Plaza were built in 1983 and have been well-maintained since completion. As of March 31, 2002, the Titan Building was anchored by a number of high-quality tenants including St. Paul Fire and Marine Insurance Company, the fourth largest property-liability insurer in the U.S., and Titan Indemnity Company, a subsidiary of Prudential Insurance Company. Other large tenants include Pixel Magic Imaging Company, Inc., a digital imaging software company, Inventiva, Inc., an independent multi-cultural advertising and marketing company and Radio Unica San Antonio, Inc., owner of the only nationwide Spanish language radio network. A total of 121,042 square feet or 92% of the total rentable area of 131,532 was leased to 18 tenants as of March 31, 2002. However, leases representing approximately 81% of the rentable square feet of the building will expire by 2007. The property offers 531 parking spaces with 131 of these covered and 13 designated as handicapped spaces, representing a parking ratio of 4.03 spaces per 1,000 square feet.

         The Company does not anticipate making any significant repairs or improvements to this property over the next few years. An environmental assessment completed in 1997 found no hazardous conditions on the property. For federal income tax purposes, the Company's depreciable basis in this property is approximately $3,378,000. When the Company calculates depreciation expense for tax purposes, it uses the straight-line method. The Company depreciates buildings and improvements on estimated useful lives of 39 and 15 years, respectively. The real estate tax rate for the year ending December 31, 2001 was approximately 3.088% and real estate taxes on the property were approximately $211,000.

         The Advisor retained Triple Net Properties Realty to manage the property for a property management fee equal to 5% of the gross income of the property in addition to compensation for property-level services, including leasing fees, loan origination and servicing fees and property tax reduction fees.

         The Titan Building and Titan Plaza are located at the southeast corner of Loop 410 and Perrin Beitel Road in northeast San Antonio. The property is near the intersection of Loop 410, part of the City's inner loop system and a major east-west traffic artery in the north quadrant of the City, and Interstate 35, which links the Mexican Border to the central United States and Canada. San Antonio International Airport is less than five miles away. The San Antonio Metropolitan Statistical Area ("MSA") includes Bexar, Comal, Guadalupe, and Wilson Counties, covering

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3,338 square miles in South Central Texas. Located approximately 200 miles west of Houston and 275 miles southwest of Dallas, San Antonio is the county seat of Bexar County, which is home to approximately 88% of the MSA's 1.5 million residents. San Antonio has experienced an average population growth of approximately 2% per year over the past 20 years and is now the eight largest city in the United States. Total employment is expected to increase at a rate of 1.9% per year through 2005, well above the U.S. average.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      Financial Statements

      It is not practical to provide the required financial statements at this time. Such financial statements will be filed as an amendment to this report on Form 8-K no later than 60 days after the deadline for filing this Form 8-K.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            T REIT, INC.



      Date:       April 30, 2002            By:  /s/ Anthony W. Thompson
                                                 -----------------------
                                                 Anthony W. Thompson
                                                 President and Chief Executive
                                                 Officer

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